UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2023

Airspan Networks Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39679	85-2642786
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, FL 33431
(Address of principal executive offices) (Zip Code)

(561) 893-8670
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIMO	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MIMO WS	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $12.50 per share	MIMO WSA	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $15.00 per share	MIMO WSB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2023, Airspan Networks Holdings Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Airspan Networks Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Seller”), Mimosa Networks, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Seller (“Mimosa”), and Radisys Corporation, an Oregon corporation (“Buyer”), pursuant to which Seller will sell all of the issued and outstanding shares of common stock of Mimosa to Buyer for an aggregate purchase price of approximately $60,000,000 in cash (subject to customary adjustments as set forth in the Purchase Agreement) on the terms and subject to the conditions set forth in the Purchase Agreement (the “Transaction”).

Mathew Oommen, President of Reliance Jio Infocomm Limited, an affiliate of Buyer (“Reliance Jio”) is a member of the board of directors of the Company (the “Board”). Each of Reliance Jio and Buyer is a wholly-owned subsidiary of Jio Platforms Limited, an Indian multinational company that is a subsidiary of Reliance Industries Limited. Reliance Jio is a shareholder of the Company and was one of the Company’s largest customers by revenue for the year ended December 31, 2022, primarily for products sold by Mimosa.

On March 6, 2023, the Board approved the Company’s entry into the Purchase Agreement. Mr. Oommen recused himself from the Board’s consideration and approval of the Transaction.

The Purchase Agreement contains customary representations, warranties and covenants by the parties thereto subject to specified exceptions and qualifications set forth more fully in the Purchase Agreement. Among other things, between the date of the Purchase Agreement and the consummation of the Transaction, Mimosa has agreed, subject to certain exceptions, to carry on its business in the ordinary course consistent with past practice and to use commercially reasonable efforts to preserve intact its business. The Purchase Agreement also contains a non-competition covenant prohibiting the Company and its subsidiaries from engaging in business activities that compete with certain business activities of Mimosa and from soliciting employees of Mimosa or its subsidiaries for a period of five years following the closing of the Transaction.

The Purchase Agreement provides that Seller will, following the closing of the Transaction, indemnify Buyer and its affiliates for certain losses arising out of or relating to (i) any inaccuracies in, or breaches of, certain representations and warranties made by the Seller or Mimosa in connection with the Transaction, (ii) breaches of certain covenants made by the Seller or Mimosa in connection with the Transaction, (iii) any fraud or willful misconduct by the Company, Seller, or Mimosa in connection with the Transaction, (iv) certain actions based on ownership or rights as securityholders of Mimosa, (v) claims for indemnification brought by certain officers or directors of Mimosa, (vi) certain expenses incurred in connection with the Transaction, (vii) certain litigation, including costs and expenses thereof, in connection with the Transaction, and (viii) certain liabilities for taxes. The Purchase Agreement also provides that Buyer will, following the closing of the Transaction, indemnify Seller for certain losses arising out of or relating to (i) any inaccuracies in, or breaches of, certain representations and warranties made by the Buyer in connection with the Transaction, (ii) breaches of certain covenants made by the Buyer in connection with the Transaction, (iii) any fraud or willful misconduct by the Buyer in connection with the Transaction, and (iv) certain litigation, including costs and expenses thereof, in connection with the Transaction. Subject to certain specified exceptions contained in the Purchase Agreement, each party’s representations and warranties designated as fundamental will survive for a period of twenty-four months following the closing of the Transaction, and non-fundamental representations and warranties will survive for a period of eighteen months following the closing of the Transaction, after which time the non-breaching party and its affiliates will have no liability under the Purchase Agreement with respect to breaches thereof. The foregoing indemnification obligations are subject to certain exceptions and limitations set forth more fully in the Purchase Agreement.

In connection with the Transaction, Buyer purchased representation and warranty insurance policies with respect to breaches of the representations and warranties of Seller and Mimosa set forth in the Purchase Agreement, and Seller has agreed to reimburse Buyer for 50% of the premium and certain other costs related to such policies. The policies are subject to a retention amount, policy exclusions, policy limits and certain other customary terms and conditions. At the closing of the Transaction, an aggregate amount of $600,000 of the purchase price will be deposited into an escrow account for up to one year from the closing date of the Transaction to satisfy indemnification obligations of the Seller.

Each party’s obligations to consummate the Transaction pursuant to the Purchase Agreement are subject to customary closing conditions as set out in the Purchase Agreement, including, among others, (i) approval of the Transaction by the Committee on Foreign Investment in the United States (“CFIUS”), (ii) approval of the Transaction by the Competition Authority of the Republic of Turkey (“CART”), (iii) transfer of ownership of specified intellectual property used in the business of Mimosa from Seller or its subsidiaries (other than Mimosa and its subsidiaries) to Mimosa or a subsidiary of Mimosa, (iv) the consents, waivers, authorizations and approval of the Company’s lender required in connection with the consummation of the Transaction, and (v) entry into by Mimosa, or assignment to Mimosa by Seller and the Company, of certain specified agreements between one or more of Seller and its affiliates and their respective suppliers.

The Purchase Agreement also provides that, at the closing of the Transaction, Seller and Mimosa will enter into, among other agreements, a reseller agreement, pursuant to which Mimosa will provide Seller products of Mimosa for resale following the closing of the Transaction on the terms and conditions set forth therein; a transition services agreement, pursuant to which Seller will provide to Mimosa certain transition services following the closing of the Transaction on the terms and conditions set forth therein; and a license agreement pursuant to which Seller will grant to Mimosa a non-exclusive license to Seller’s Netspan element management system and related tools on the terms and conditions set forth therein.

The Purchase Agreement contains customary termination rights for each of Seller and Buyer, including the right of either Seller or Buyer to terminate the Purchase Agreement if the closing of the Transaction has not occurred within the later of (x) the date that is 130 days from the date of the Purchase Agreement and (y) in the event that notice for CFIUS approval has not been submitted on or before the date that is 30 days from the date of the Purchase Agreement, the date that is 100 days from the date of submission of such notice; provided however, that such period may be extended by either Buyer or Seller for an additional 80 days only if approval of the Transaction by CFIUS or CART has not been obtained at such time.

The above description of the Purchase Agreement and the Transaction is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specified dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts and may be subject to a contractual standard of materiality different from what might be viewed as material to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Seller, Mimosa, or Buyer. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.02 Results of Operations and Financial Condition.

On March 9, 2023, the Company issued a press release announcing certain of its preliminary financial results for the fourth quarter and year ended December 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing

Item 7.01. Regulation FD Disclosure.

On March 8, 2023, the Company issued a press release announcing its entry into the Purchase Agreement, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, including the Transaction, as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believes,” “hopes,” “may,” “anticipates,” “should,” “intends,” “plans,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the Company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, and include the satisfaction of the closing conditions of the Transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated as of March 8, 2023, by and among Airspan Networks Holdings Inc, Airspan Networks Inc., Mimosa Networks, Inc., and Radisys Corporation.

99.1	Press Release issued by Airspan Networks Holdings Inc. on March 9, 2023.

99.2	Press Release issued by Airspan Networks Holdings Inc. on March 8, 2023.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2023	Airspan Networks Holdings Inc.

	By:	/s/ Eric Stonestrom
Eric Stonestrom
Chairman and Chief Executive Officer

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